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================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2002


                          PHILIP MORRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


          Virginia                       1-8940                  13-3260245
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


   120 Park Avenue, New York, New York                                10017-5592
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (917) 663-5000



         (Former name or former address, if changed since last report.)

================================================================================



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Item 5.        Other Events.

         On May 30, 2002, Philip Morris Companies Inc. issued the following press release:


                                                      Contact:  Laurie Guzzinati
                                                                (917) 663-2144


                     PHILIP MORRIS COMPANIES INC. ANNOUNCES
                    AGREEMENT TO MERGE MILLER BREWING COMPANY
                        INTO SOUTH AFRICAN BREWERIES plc

              SABMiller plc to Become World's Second-Largest Brewer

            Philip Morris Companies Inc. to Hold 36% of SABMiller plc
                   And to Accelerate Share Repurchase Program


     New York - May 30, 2002 - Philip Morris Companies Inc. (NYSE:MO) announced an agreement with South African Breweries plc (LSE:SAB) to merge Miller Brewing Company into South African Breweries plc to form the world's second-largest brewer, with pro forma revenues of $9.3 billion for the fiscal year ended March 31, 2002.

     The transaction, with an implied value of approximately $5.6 billion, including $3.6 billion in stock and $2.0 billion in Miller Brewing Company debt, is expected to close in July, subject to customary regulatory review and South African Breweries plc shareholder approval. Upon closing, South African Breweries plc will change its name to SABMiller plc (SABMiller).

     The assumption of Miller Brewing Company's debt will result in cash flow of approximately $1.7 billion for Philip Morris Companies Inc. (Philip Morris), which will be used to accelerate its share repurchase program in 2002.

       SABMiller, which would have generated pro forma earnings before interest, taxes and amortization (EBITA) of $1.2 billion on pro forma beer sales volume of 120 million hectoliters (102 million barrels) for the year ended March 31, 2002, will continue to be headquartered in London. Graham Mackay, current chief executive of South African



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Breweries plc, will lead the enlarged group as chief executive. John D. Bowlin, current president and chief executive officer of Miller Brewing Company, will be responsible for SABMiller's businesses in the Americas and will report to Mr. Mackay.

     Louis C. Camilleri, president and chief executive officer of Philip Morris, said: "We are delighted with today's announced transaction, which is strategically compelling and is in the best interest of our shareholders. SABMiller will immediately become the world's second-largest brewer, with arguably the best geographic footprint among all global brewers. The enlarged group will have the ambition, as well as the financial and managerial capability, to become the world's leading brewer."

     Graham Mackay, chief executive of South African Breweries plc, said: "The transaction represents a new chapter in our development, taking SABMiller to the number two position globally, and positioning it to be a major participant in the on-going consolidation of the global beer industry. The transaction will provide access for South African Breweries plc and its shareholders to a significant position in the U.S. market, which enjoys the brewing industry's largest profit pool. Furthermore, it will enhance South African Breweries plc's international brand portfolio."

     John D. Bowlin, president and chief executive officer of Miller Brewing Company, added: "Everyone wins through this dynamic combination, including Miller's employees, customers and distributors. We are combining two great brewers with distinct, yet complementary assets and talents, with the promise to become greater than the sum of its parts. Miller Brewing Company is a great American brewer that will now become part of an exciting, global brewing enterprise with significant growth opportunities around the world."

Highlights of the Merger

     Philip Morris will receive 430,000,000 shares in SABMiller, representing a 36% economic interest in the enlarged group prior to an intended equity placing by SABMiller. Philip Morris' total voting interest will be 24.99% of the votes exercisable at a general meeting.

     The implied value of the transaction is approximately $5.6 billion, based on a closing price of 5.76 British pounds per share for South African Breweries plc on May 29, 2002


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and an exchange rate of 1.462 U.S. dollars per British pound, and the assumption of Miller Brewing Company's debt of $2.0 billion.

     It is the intention of Philip Morris to be a long-term shareholder in SABMiller. Accordingly, Philip Morris has agreed not to dispose of any shares until June 30, 2005 and not to purchase any further interest until December 31, 2004, subject to certain exceptions. At closing, Philip Morris will have three seats on the SABMiller Board of Directors.

Growth Prospects for SABMiller

     At closing, SABMiller will be the world's second-largest brewer with leading positions in Central and Eastern Europe, North America, Central America, China and Africa, and will be well positioned for growth in the global beer industry.

     In addition, SABMiller will benefit from the combination of global scale, a strong management team, a diverse and balanced earnings base, a broad portfolio of leading brands and a powerful distribution infrastructure. These advantages will position SABMiller at the forefront of the consolidating brewing industry.

     The merger provides SABMiller with a significant position in the largest and most profitable beer market in the world -- the United States -- and the company will be well positioned in the three key growth segments in the United States beer market -- light beers, imports and flavored malt beverages.

Impact on Philip Morris

     For Philip Morris, the combination of the transaction and the accelerated share repurchase program is expected to be essentially neutral to underlying diluted earnings per share in 2002 and 2003, and marginally accretive in subsequent years. The company said that it is maintaining its previously announced projection for growth in underlying diluted earnings per share in the range of 9% to 11% for the full-year 2002.

     In addition, based on current estimated share prices, the merger will result in a one-time gain of approximately $3.0 billion pre-tax and approximately $2.0 billion after-tax, which is expected to be recognized in Philip Morris' 2002 third-quarter reported results.


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Philip Morris Conference Call

     A conference call for members of the investment community and news media with Louis C. Camilleri, president and chief executive officer of Philip Morris, is scheduled for 8:00 a.m. eastern time on May 30, 2002. Live audio from the conference call will be webcast at www.philipmorris.com.

South African Breweries plc

     South African Breweries plc is one of the world's major beer and beverage companies. It is the fourth largest brewer in the world by volume, with brewing operations in 23 countries and total sales volume in the year ended March 31, 2002, of 70.4 million hectoliters (60 million barrels) of beer. It also is one of the world's largest bottlers and distributors of Coca-Cola(TM) products outside the United States, with total annualized sales volume in the year ended March 31, 2002, of 17.4 million hectoliters (204.3 million cases) of carbonated soft drinks. South African Breweries plc has its primary listing on the London Stock Exchange and is included in the FTSE 100 Index. It also has a secondary listing on the JSE Securities Exchange South Africa, where it is included in the JSE 40 Index.

Miller Brewing Company

     Miller Brewing Company, a wholly-owned subsidiary of Philip Morris Companies Inc., is the second-largest brewer in the United States. Over the past 10 years, Miller Brewing Company's underlying EBITA has grown at a compound annual rate of 7.5%. In 2001, Miller Brewing Company's volume was 49.7 million hectoliters (42.4 million barrels), with a market share of approximately 20%. In addition, Miller Brewing Company brewed 9.7 million hectoliters (8.3 million barrels) in 2001 under contract brewing arrangements. The Miller brand portfolio has leading positions in all key market segments. Principal beer brands include Miller Lite, Miller Genuine Draft, Miller High Life, Milwaukee's Best, Foster's and an attractive portfolio of flavored malt beverages. Miller Brewing Company operates nine breweries in the United States, has a strong national distribution network and is one of the lowest cost brewers in the United


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States. In the year ended December 31, 2001, Miller Brewing Company generated revenue of $4.8 billion and underlying operating companies income of $500 million. More information is available at www.millerbrewing.com.

Philip Morris Companies Inc.

     The Philip Morris family of companies, including Kraft Foods Inc. (Kraft), is the world's largest producer and marketer of consumer packaged goods. Philip Morris Companies Inc. recorded 2001 underlying net revenues of approximately $81 billion and owns 83.9% of the outstanding common shares of Kraft. The Philip Morris family also includes Philip Morris Incorporated (Philip Morris U.S.A.), Philip Morris International Inc., Miller Brewing Company and Philip Morris Capital Corporation.

     Certain trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Philip Morris Companies Inc.

Financial and Legal Advisors

     Philip Morris' financial advisors for the transaction were Dresdner Kleinwort Wasserstein, Inc. and Lehman Brothers Inc. Legal counsel was provided by Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP and Webber Wentzel.

Forward-Looking and Cautionary Statements

     This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 in the United States.

     The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements: The Company's consumer products subsidiaries are subject to unfavorable currency movements, economic weakness in certain international markets, intense competition, changes in consumer preferences and demand for their products, changing prices for raw materials and local economic and market conditions. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to


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broaden brand portfolios in order to compete effectively with lower-priced products in a consolidating environment at the retail and manufacturing levels; and to improve productivity.

     The Company's tobacco subsidiaries continue to be subject to health concerns relating to the use of their products, including increasing marketing, regulatory and smoking restrictions; the effects on consumption rates of price increases related to concluded tobacco litigation settlements and excise tax increases; governmental investigations; and litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the Company's understanding of applicable law, bonding requirements and the absence of appellate remedies to get timely relief from any of the foregoing.

     The Company's consumer products subsidiaries are subject to other risks detailed from time to time in publicly filed documents, including in its Annual Report on Form 10-K for the period ended December 31, 2001 in the United States and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

                                      # # #


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Fact Sheet

----------------------------------------------------------------------------------------
                               Miller           South African         SABMiller plc
                              Brewing           Breweries plc           Pro Forma
                              Company
                              Year to              Year to               Year to
                              March 31,            March 31,             March 31,
                                2002                 2002                  2002
----------------------------------------------------------------------------------------
Operating
Revenue
$ Bil                           $4.9                 $4.4                  $9.3
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
EBITA
$ Bil                           $0.4                 $0.8                  $1.2
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Worldwide
Volume

Mil hectoliters                  50                   70                   120

Mil barrels                      42                   60                   102
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Breweries                                         107 in 23             116 in 24
                             9 in the U.S.        countries             countries
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Employees                       6,500              31,000                37,500
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Key Brands                   Miller Lite,      Pilsner Urquell,      Pilsner Urquell,
                            Miller Genuine     Castle, Tyskie,       Castle, Tyskie,
                            Draft, Miller        Snowflake,             Snowflake,
                              High Life,           Lech                    Lech,
                             Milwaukee's                               Miller Lite,
                            Best, Foster's                            Miller Genuine
                                                                      Draft, Miller
                                                                        High Life,
                                                                        Milwaukee's
                                                                      Best, Foster's
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                                      # # #


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHILIP MORRIS COMPANIES INC.

                                     By: /s/  G. PENN HOLSENBECK
                                        ----------------------------------------
                                        Name:  G. Penn Holsenbeck
                                        Title: Vice President, Associate General
                                               Counsel and Corporate Secretary

Date:  May 30, 2002